Exhibit 10.15

                                    GUARANTY

      Reference is made to (a) that certain Option, Settlement and Release Agreement, dated as of February 6, 2002 (the "Option Agreement"), by and among Meditrust Acquisition Company II LLC (the "Lessor"), La Quinta TRS II, Inc. ("La Quinta-TRS"), IPC Advisors S.A.R.L.(the "Buyer"), Balanced Care Corporation (the "Guarantor"), Balanced Care at Stafford, Inc. ("BCC-Stafford"), BCC Development and Management Co. (the "Developer"), Balanced Care at Blytheville, Inc. ("BCC-Blytheville"), Balanced Care at Lewisburg, Inc. ("BCC-Lewisburg"), BCC at Lima, Inc. ("BCC-Lima"), Balanced Care at Dillsburg, Inc. ("BCC-Dillsburg"), Balanced Care at Xenia, Inc. ("BCC-Xenia"), BCC at Chippewa, Inc. ("BCC-Chippewa"), Balanced Care at Kingsport, Inc. ("BCC-Kingsport"), Balanced Care at Chesterfield, Inc. ("BCC-Chesterfield"), Balanced Care at Hendersonville, Inc. ("BCC-Hendersonville"), Balanced Care at Knoxville, Inc. ("BCC-Knoxville"), Balanced Care at Pocahontas, Inc. ("BCC-Pocahontas") and Balanced Care Tenant (MT), Inc. (the "Lessee") and (b) that certain Master Lease Agreement of even date herewith by and between the Lessor and the Lessee (the "Lease"). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Lease.

      The Lessor is the owner of twelve (12) parcels of lands located in Arkansas, Pennsylvania, Ohio, Virginia and Tennessee and more particularly described in the Lease (collectively, the "Land"). The Lessor acquired title to the Land from its Affiliate, New Meditrust Company LLC, a Delaware limited liability company that is now known as THCI Company, LLC ("New Meditrust-LLC"). BCC-Stafford, the Developer, BCC-Blytheville, BCC-Lewisburg, BCC-Lima, BCC-Dillsburg, BCC-Xenia, BCC-Chippewa, BCC-Kingsport, BCC-Chesterfield, BCC-Hendersonville, BCC-Knoxville and BCC-Pocahontas (collectively, the "BCC Subsidiaries") are all directly owned and controlled by the Guarantor. The Buyer is the majority shareholder of the Guarantor. The Guarantor and the BCC Subsidiaries (collectively, the "BCC Parties") regularly transact business with each other, with the BCC Parties providing working capital, financial and management services and benefits and other services and benefits to and for each other.

      Previously, certain wholly-owned Subsidiaries of Meditrust Corporation, which is now known as La Quinta Properties, Inc.

(such Subsidiaries are collectively referred to as the "Meditrust Subsidiaries") entered into various loan, lease and other transactions involving the Guarantor and various wholly-owned Subsidiaries of the Guarantor, including, without limitation, the transactions evidenced by the Existing Lease Documents (as defined under the Option Agreement) and transactions involving the Tranche 1 Properties (as defined under the Option Agreement). Pursuant to the Existing Leases, the Lessor leased the Leased Property to the Existing Lessees (as defined under the Option Agreement). Until the consummation of the Stock Transfers (as defined under the Option Agreement), all of the Existing Lessees other than BCC-Stafford (collectively, the "Third Party Lessees") were owned by parties that are unrelated to the Guarantor.

      In accordance with the Existing Lease Documents, the Developer, on behalf of each Third Party Lessee, constructed an assisted living or other senior housing facility on the portion of the Land demised to such Third Party Lessee, with funds advanced under the Existing Lease Documents. Each Third Party Lessee also engaged one of the BCC Subsidiaries (other than the Developer and BCC-Stafford) to manage the Facility demised to it under the applicable Existing Lease.

      In addition to advancing funds under the Existing Lease Documents for the construction of the Facilities, the applicable Meditrust Subsidiary (i) advanced funds pursuant to the Notes (as defined under the Option Agreement) to the Holding Companies (as defined under the Option Agreement), the sole shareholders of the Third Party Lessees, to enable the Holding Companies to make equity contributions to the Third Party Lessees so that, upon receipt of the equity contributions made by the Holding Companies to the Third Party Lessees, such Third Party Lessees could fulfill their respective working capital obligations, including, without limitation, their Existing Lease Obligations (as defined under the Option Agreement) and (ii) accepted the Demand Notes (as defined under the Option Agreement), as additional security for the Existing Lease Obligations.

      In order to induce the applicable Meditrust Subsidiaries (i) to enter into and accept the Existing Leases and the other Existing Lease Documents and (ii) to lend to the Holding Companies the sums advanced under the Notes in accordance with the terms thereof; which, in turn, induced the Third Party Lessees to engage the Developer to develop the Facilities demised to the Third Party Lessees and to engage the other applicable BCC Subsidiaries to manage such Facilities, the

Guarantor agreed, pursuant to the Working Capital Assurance Agreements (as defined under the Option Agreement), to advance to the Third Party Lessees all funds necessary for the Third Party Lessees to fulfill their working capital obligations (including, without limitation, all of their rent and other obligations under the Existing Leases). In consideration of the Guarantor's agreement to provide such working capital to the Third Party Lessees, the Holding Companies granted the Guarantor options to acquire all of the issued and outstanding capital stock of the Third Party Lessees (collectively, the "Stock Options"); thus, the Guarantor and the other BCC Parties each received direct and indirect benefits from the consummation of the transactions contemplated under the Existing Lease Documents because they were able to enter into contractual arrangements that would allow them to develop, manage and ultimately acquire ownership of the operation of the Facilities.

      In 1999, the Buyer and the Guarantor were granted an option to acquire the Tranche 1 Properties by New Meditrust-LLC. As part of the consideration paid by the Buyer and the Guarantor for the Tranche 1 Properties, the Buyer and Guarantor executed and delivered to New Meditrust-LLC a Promissory Note, dated as of December 30, 1999, in the original principal amount of SEVEN MILLION EIGHT HUNDRED ELEVEN THOUSAND FIFTY-FOUR DOLLARS ($7,811,054) made by the Buyer and the Guarantor to the order of New Meditrust-LLC (the "Promissory Note"). As a condition of the consummation of the transaction involving the Tranche 1 Properties, the Buyer and the Guarantor agreed to acquire from New Meditrust-LLC an option to acquire a fee simple interest in the Leased Property and New Meditrust-LLC agreed to grant the Buyer an option to acquire a fee simple interest in the Leased Property, all in accordance with the terms and conditions set forth in that certain Option Agreement, dated as of December 30, 1999, as amended, by and among New Meditrust-LLC, the Buyer and the Guarantor (the "1999 Option Agreement"). The 1999 Option Agreement provided, among other things, that for each Facility (and the applicable portion of the Leased Property relating thereto) acquired in accordance with the terms of the 1999 Option Agreement, a portion of the purchase price paid with respect thereto would be applied to reduce the Promissory Note.

      The 1999 Option Agreement expired by its terms without any exercise thereunder; however, prior to the expiration of the term of the 1999 Option Agreement, there were numerous conversations and letters between the parties regarding proposed extensions of the 1999 Option Agreement and a dispute arose between New Meditrust-LLC, the Guarantor and the Buyer as to whether and on what terms an extension had been granted and as to the outstanding obligations owed to New Meditrust-LLC under the Promissory Note. The Guarantor and the Buyer asserted, among other things, that New Meditrust-LLC (i) violated its obligations under the 1999 Option Agreement, in part, to avoid a reduction of the outstanding indebtedness under the Promissory Note and (ii) failed to provide a waiver of financial covenants under certain of the Existing Lease Documents so that defaults under the Existing Lease Documents would exist (which would, in turn, prevent the exercise of the option under the 1999 Option Agreement as the absence of any such defaults was a pre-condition to the exercise and consummation of the transactions contemplated under the 1999 Option Agreement).

      New Meditrust-LLC denied those allegations and asserted, among other things, that the request for the waiver was not made until after the 1999 Option Agreement had already expired and that the Buyer and the Guarantor had not exercised the option granted under the 1999 Option Agreement prior to the expiration thereof. In March of 2001, New Meditrust-LLC assigned all of its right, title and interest under the Promissory Note to La Quinta-TRS. La Quinta-TRS filed the Pending Litigation (as defined in the Option Agreement) against the Buyer and the Guarantor, seeking payment of all amounts due under the Promissory Note.

      During the recent past, the Guarantor and its Subsidiaries experienced cash flow shortfalls at certain of their respective facilities and businesses (including, without limitation, at the Facilities) and, as a result of such cash flow shortfalls, publicly announced, on several previous occasions, that they would be unable to meet their various financial obligations, including, without limitation, (i) the Guarantor's obligations to the Lessor to advance funds under the Working Capital Assurance Agreements and make payments under the Potomac Point Guaranty (as defined under the Option Agreement) and (ii) BCC-Stafford's obligation to pay rent under the Potomac Point Lease (as defined under the Option Agreement). Such announcements by the Guarantor that it was unable to meet its debts constituted defaults under the Existing Leases. In addition, (a) commencing with the quarter that ended September 30, 2000 and for each quarter thereafter, the Existing Lessees failed to maintain the applicable Rent Coverage Ratio (as defined under the Option Agreement) required under the Existing Leases and such failures to maintain the required Rent Coverage Ratios constituted defaults under the Existing Leases and (b) commencing with the quarter that ended September 30, 2000 and for each quarter thereafter, the Guarantor did not maintain the Tangible Net Worth (as defined under the Option Agreement) required under the Existing Leases and such failures to maintain the required Tangible Net Worth constituted defaults under the Existing Leases.

      Commencing with the month ending on November 30, 2000 and for each month thereafter, the Holding Companies failed to make the payments due under the Notes and such failures to make the monthly payments due under the Notes constituted defaults under the Existing Leases. Commencing with the month ending on December 31, 2000 and for each month thereafter, the Third Party Lessees and BCC-Stafford did not pay the Existing Base Rent (as defined in the Option Agreement) due under the Existing Leases and such failures to make the Existing Base Rent payments constituted defaults under the Existing Leases. In addition, the Third Party Lessees and BCC-Stafford did not pay all of the Existing Additional Rent (as defined under the Option Agreement) due under the Existing Leases and such failures to make the Existing Additional Rent payments constituted defaults under the Existing Leases.

      Demand was made upon the Guarantor under the Working Capital Assurance Agreements and the Potomac Point Guaranty to advance sufficient funds to cure the monetary defaults described above, but the Guarantor failed to effect such cures and such failures constituted defaults under the Existing Leases. The Guarantors and its Subsidiaries, as well as the Third Party Lessees, continued to experience cash flow shortfalls and, as a result, the Guarantor, the other BCC Parties and the Third Party Lessees anticipated a continued future inability to comply with their respective obligations under the Existing Lease Documents.

      The Buyer, the Guarantor and the BCC Subsidiaries wished to avoid the damage to their respective businesses and reputations which may have resulted from (i) the continued inability by the Guarantor and the BCC Subsidiaries to comply with their respective obligations under the Existing Lease Documents and any subsequent exercise by the Lessor of its rights and remedies in connection therewith and (ii) the continued prosecution of the Pending Litigation by La Quinta-TRS. The Lessor and La Quinta-TRS (collectively, the "Meditrust Parties") wished to avoid (a) the damage to the reputation and other goodwill of the Facilities that may have resulted from any future inability of the Guarantor and the BCC Subsidiaries to comply with their obligations under the Existing Lease Documents as a consequence of their deteriorating financial condition and (b) the delay and expense attendant to any exercise of their respective rights and remedies under the Existing Lease Documents and the Promissory Note. In addition, the Buyer wished to be granted an option to acquire the Leased Property so that in connection with any purchase of the Leased Property by the Buyer, the BCC Parties' business operations with respect to the Facilities could restructured on a basis favorable to them, which will, in turn, allow (x) the Guarantor and the BCC Subsidiaries to improve their deteriorating financial condition and (y) the Buyer to protect its investment in the Guarantor. In addition, (1) as a consequence of the deteriorating financial condition of the Balanced Care Entities (as defined in the Option Agreement), the Buyer and the Guarantor asked for certain financial accommodations from the Meditrust Parties, including, without limitation, a release from their respective liabilities under the Promissory Note and arising as a consequence of the Existing Defaults (as defined under the Option Agreement) and (2) in order to move forward toward completing the Divesture (as defined under the Option Agreement), (A) the Seller wished to resolve the Existing Defaults and desires to sell the Leased Property and (B) La Quinta-TRS wished to resolve the Pending Litigation.

      Consequently, the Buyer, the BCC Parties and the Meditrust Parties entered into the Option Agreement to and address and settle the foregoing matters. Pursuant to the Option Agreement, among other things, (i) the Lessor granted an option to the Buyer to acquire the Leased Property at a discounted price, (ii) La Quinta-TRS agreed to settle the Pending Litigation, (iii) the Seller granted the BCC Release (as defined under the Option Agreement) and (iv) the Meditrust Parties granted the IPC/BCC Release (as defined under the Option Agreement); all subject to the terms and conditions more particularly set forth under the Option Agreement, including, without limitation, the consummation of the Stock Transfers and Mergers, the assignment of the tenant's interest under the Potomac Point Lease Documents to the Lessee, the consolidation, amendment and restatement of the Existing Leases into the Lease and the execution and delivery of the other Lease Documents (including, without limitation, this Guaranty).

      Accordingly, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, which consideration includes (a) the Lessor's agreement to enter into the Option Agreement and grant the Option Right (as defined under the Option Agreement) to the Buyer, (b) the Lessor's agreement to the IPC/BCC Release and the BCC Release and (c) the

Lessor's agreement to consent to the Stock Transfers (notwithstanding the Existing Defaults), the undersigned, BALANCED CARE CORPORATION, a Delaware corporation, having its principal place of business at 1215 Manor Drive, Mechanicsburg, Pennsylvania 17055, hereby unconditionally guarantees to the Lessor the full payment and performance of the Lease Obligations.

      This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of the Lease Obligations and not merely of their collectibility and is in no way conditioned upon any requirement that the Lessor first collect or attempt to collect the Lease Obligations or any portion thereof from the Lessee or from any endorser, surety or other guarantor of any of the same or resort to any security or other means of obtaining the payment and/or performance of any of the Lease Obligations that the Lessor now has or may acquire after the date hereof, or upon any other contingency whatsoever. Upon any Lease Default, the Lease Obligations and all liabilities and obligations of the Guarantor to the Lessor, hereunder or otherwise, shall, at the option of the Lessor, become immediately due and payable to the Lessor without further demand or notice of any nature, all of which are expressly waived by the Guarantor. Payments by the Guarantor hereunder may be required by the Lessor on any number of occasions. This Guaranty shall continue in full force and effect until the complete payment and performance of all of the Lease Obligations.

      All payments hereunder received by the Lessor shall be applied by the Lessor, without any marshalling of assets, towards the payment and/or performance of the Lease Obligations and any other indebtedness of the Guarantor hereunder in such order as the Lessor, in its sole and absolute discretion, may determine.

      2. The Guarantor's Further Agreements to Pay. The Guarantor further agrees, as the principal obligor and not as a guarantor, to pay to the Lessor forthwith upon demand, in funds immediately available to the Lessor, all costs and expenses, including without limitation, court costs and attorneys' fees and expenses and court costs, reasonably incurred or expended by the Lessor in connection with the collection or enforcement of the Lease Obligations and the enforcement of all of the other obligations hereunder. Any amounts owed to the Lessor under this Section 2 shall be a demand obligation and, if not paid within ten (10) days after demand, shall thereafter, to the extent then permitted by applicable law, bear interest at the Overdue Rate until the date of payment. The provisions of this Section 2 shall survive the expiration or earlier termination of the Lease.

      3. Liability of the Guarantor. This Guaranty is unlimited and the Guarantor shall be jointly and severally liable with every endorser, surety or other guarantor of any or all of the Lease Obligations and the continuation of this Guaranty shall not be affected by the termination, discontinuance, release or modification of any agreement from (a) any such endorser, surety or guarantor and/or (b) any other endorser, surety or guarantor of any of the other Obligations. Nothing contained herein or otherwise shall require the Lessor to make demand upon or join the Lessee or any such endorser, surety or guarantor or other party in any suit brought upon this Guaranty; and the Guarantor hereby waives any right to require marshalling or exhaustion of any remedy against any collateral, other property, or any other Person primarily or secondarily liable for the Obligations.

      4. The Lessor's Freedom to Deal with the Lessee and Other Parties. The Lessor shall be at liberty, without giving notice to or obtaining the assent of the Guarantor and without relieving the Guarantor of any liability hereunder, to deal with the Lessee and with each other Person who now is or after the date hereof becomes liable in any manner for any of the Obligations in such manner as the Lessor, in its sole and absolute discretion, deems fit. The Lessor and the other Meditrust Entities have full authority (in their sole and absolute discretion) to do any or all of the following things, none of which shall discharge or affect the Guarantor's liability hereunder:

      (a) extend credit, make loans and afford other financial accommodations to the Lessee and/or any of the Related Parties at such times, in such amounts and on such terms as the Lessor may approve;

      (b) modify, amend, vary the terms and grant extensions or renewals of any present or future indebtedness or of any of the Obligations or any instrument relating to or securing the same, and, without limitation, this Guaranty shall survive the expiration or earlier termination of the Lease;

      (c) grant time, waivers and other indulgences in respect of any of the Obligations;

      (d) vary, exchange, release or discharge, wholly or partially, or delay or abstain from perfecting and enforcing any security or guaranty or other means of obtaining payment of any of the Obligations which the Lessor or any of the other Meditrust Entities now has or acquires after the date hereof;

      (e) take or omit to take any of the actions referred to in any instrument evidencing, securing or relating to any of the Obligations or any actions under this Guaranty;

      (f) fail, omit or delay to enforce, assert or exercise any right, power or remedy conferred on the Lessor or any of the other Meditrust Entities in this Guaranty or in any other instrument evidencing, securing or relating to any of the Obligations or take or refrain from taking any other action;

      (g) accept partial payments from the Lessee, any other member of the Leasing Group, any of the Related Parties or any other Person;

      (h) release or discharge, wholly or partially, the Lessee, any other member of the Leasing Group, any of the Related Parties and/or any other Person now or hereafter primarily or secondarily liable for the Obligations (or any portion thereof) or accept additional collateral for the payment of any Obligations;

      (i) compromise or make any settlement or other arrangement with the Lessee, any other member of the Leasing Group, any of the Related Parties or any other Person referred to in clause (h) above; and

      (j) consent to and participate in the proceeds of any assignment, trust or mortgage for the benefit of creditors.

      5. Unenforceability of Obligations; Invalidity of Security or Other Guaranties. The obligations of the Guarantor hereunder shall not be affected by any change in the beneficial ownership of the Lessee, any other member of the Leasing Group or any of the Related Parties, by reason of any disability of the Lessee, any other member of the Leasing Group, any Related Party or by any other circumstance (other than the complete payment and performance of the Lease Obligations) which might constitute a defense available to, or a discharge of, the Lessee, any other member of the Leasing Group or any of the Related Parties in respect of any of the Obligations. If for any reason now or hereafter the Lessee, any other member of the Leasing Group or any of the Related Parties has no legal existence or is under no legal obligation to discharge any of the Obligations undertaken or purported to be undertaken by it or on its behalf, or if any of the moneys included in the Obligations have become irrecoverable from the Lessee, any other member of the Leasing Group or any Related Party by operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantor and the Guarantor shall remain unconditionally liable for the complete payment and performance of the Lease Obligations. This Guaranty shall be in addition to any other guaranty or other security for the Obligations, and it shall not be prejudiced or rendered unenforceable by the invalidity of any such other guaranty or security. This Guaranty shall continue to be effective or be reinstated, as the case may be, if, at any time, any payment of the Obligations is rescinded or must otherwise be returned by the Lessor or any of the other Meditrust Entities, upon the insolvency, bankruptcy or reorganization of the Lessee, any other member of the Leasing Group or any of the Related Parties or otherwise, all as though such payment had not been made. The Guarantor covenants to cause the Lessee to maintain and preserve the enforceability of any instruments now or hereafter executed in favor of the Lessor, and to take no action of any kind which might be the basis for a claim that the Guarantor has any defense hereunder other than the complete payment and performance of the Lease Obligations.

      It shall not be necessary for the Lessor to inquire into the power of the Lessee or anyone acting or purporting to act on its behalf, and any Lease Obligation made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder. The Guarantor represents that the Lessee is the bona fide tenant of the Leased Property and that the Lessee has not been formed or availed of to evade or circumvent the applicable usury laws of any state or states concerned therewith, and the Guarantor hereby indemnifies the Lessor and agrees to save it harmless against any damages or expenses suffered by the Lessor should this representation or any other representation contained herein prove untrue in any material respect. The aforesaid indemnification agreement shall include, without limitation, attorneys' fees and expenses and court costs reasonably incurred by the Lessor in connection with the enforcement of said indemnification.

      The indemnity provisions of this Section 5 shall survive the complete payment and performance of the Obligations and the expiration or earlier termination of the Lease.

      6. Representations and Warranties of the Guarantor. In order to induce the Lessor to enter into or accept the Lease and the other Lease Documents, the Guarantor hereby warrants and represents to, and covenants and agrees with, the Lessor that:

      6.1.  Formation and Authority of the Guarantor.

      (a) The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of Delaware. The Guarantor has all requisite corporate power to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary or desirable in order to carry out its business as now conducted and as proposed to be conducted;

      (b) The Guarantor is duly authorized to make and enter into this Guaranty and all of the other Lease Documents to which the Guarantor is a party and to carry out the transactions contemplated therein. This Guaranty and all of the other Lease Documents to which the Guarantor is a party have each been duly executed and delivered by the Guarantor, and each is a legal, valid and binding obligation of the Guarantor, enforceable in accordance with its terms;

      6.2.  The Lessee as Subsidiary.

      The Lessee is a wholly-owned Subsidiary of the Guarantor.

      6.3.  No Violations.

      The execution, delivery and performance of this Guaranty and the other Lease Documents and the consummation of the transactions thereby contemplated shall not result in any breach of, or constitute a default under, or result in the acceleration of, or constitute an event which, with notice or passage of time could result in default or acceleration of any obligation of the Guarantor or any other contract, mortgage, lien, lease, agreement, instrument, franchise, arbitration award, judgment, decree, bank loan or credit agreement, trust indenture or other instrument to which the Guarantor is a party or by which the

Guarantor may be bound or affected and do not violate or contravene any Legal Requirement;

      6.4.  No Consent or Approval.

      Except as already obtained or filed, as the case may be, no consent or approval or other authorization of, or exemption by, or declaration or filing with, any Person and no waiver of any right by any Person is required to authorize or permit, or is otherwise required as a condition to the Guarantor's execution and delivery of this Guaranty or any of the other Lease Documents to which it is a party and the performance of its obligations thereunder, or as a condition to the validity (assuming the due authorization, execution and delivery by the Lessor of the Lease and the other Lease Documents to which it is a party) or enforceability of any of the same and/or the first priority of any Liens granted thereunder;

      6.5.  Pending Litigation.

      To the best of the Guarantor's knowledge and belief, there are no actions, suits, investigations or proceedings pending or threatened:

            i. against or affecting any portion of the Leased Property or the ownership, construction, development, maintenance, management, repair, use, occupancy, possession or operation thereof in excess of Twenty-Five Thousand Dollars ($25,000) and not covered by insurance; or

            ii. which may involve or affect the validity, priority or enforceability of this Guaranty, the Lease or any of the other Lease Documents, at law or in equity, or before or by any arbitrator or Governmental Authority;

      6.6.  Commercial Acts.

      The Guarantor's performance of and compliance with the obligations and conditions set forth herein and the other Lease Documents to which it is a party will constitute commercial acts done and performed for commercial purposes; and

      6.7.  Filing of Tax Returns.

      The Guarantor has filed all federal, state and local tax returns which are required to be filed as to which extensions are not currently in effect and has paid all taxes, assessments, impositions, fees and other governmental charges (including interest and penalties) which have become due pursuant to such returns or pursuant to any assessment or notice of tax claim or deficiency received by the Guarantor. No tax liability has been asserted by the Internal Revenue Service against the Guarantor or any other federal, state or local taxing authority for taxes, assessments, impositions, fees or other governmental charges (including interest or penalties thereon) in excess of those already paid.

      7. Continuing Representations and Warranties: All representations and warranties contained in this Guaranty shall constitute continuing representations and warranties which shall remain true, correct and complete as long as this Guaranty is in force and effect. Notwithstanding the provisions of the foregoing sentence but without derogation from any other terms and provisions of this Guaranty, including, without limitation, those terms and provisions containing covenants to be performed or conditions to be satisfied on the part of the Guarantor, the representations and warranties contained in
Section 6.5 and in the second sentence of Section 6.7 hereof shall not constitute continuing representations and warranties hereunder.

      8. No Contest with the Lessor. No set-off, counterclaim, reduction or diminution of any obligation, or any claim or defense of any kind or nature which the Guarantor has or may have against the Lessee, any other member of the Leasing Group, any of the Related Parties or the Lessor shall be available hereunder to the Guarantor. The Guarantor shall not assert and hereby waives any right whatsoever that the Guarantor may have at law or in equity, including, without limitation, any right of subrogation or to seek contribution, indemnification or any other form of reimbursement from the Lessee, any other endorser, surety or guarantor of any of the Obligations or any other Person now or hereafter primarily or secondarily liable for any of the Obligations. The Guarantor shall not, in any proceedings under the Bankruptcy Code or insolvency proceedings of any nature, prove in competition with the Lessor in respect of any payment hereunder or be entitled to have the benefit of any counterclaim or proof of claim or dividend or payment by or on behalf of the Lessee, any other member of the Leasing Group or any of the Related Parties or the benefit of any other security for any obligation which, now or hereafter, the Guarantor may hold in competition with the Lessor.

      9. Set-off. In addition to any rights now or hereafter granted under any agreement or applicable law and not by way of


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
limitation of any such rights, upon the occurrence of any Lease Default, including, without limitation, any default by the Guarantor hereunder, the Lessor and the other Meditrust Entities are hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Guarantor or to any other Person, all of which are hereby expressly waived, to set off and to appropriate and apply any and all deposits and any other indebtedness at any time held by or owing to the Lessor (or any of the other Meditrust Entities) to or for the credit or the account of the Guarantor against and on account of the obligations and liabilities of the Guarantor to the Lessor or any of the other Meditrust Entities under this Guaranty or otherwise, irrespective of whether or not the Lessor or any of the other Meditrust Entities shall have made any demand hereunder or under any Related Party Agreement and although said obligations, liabilities or claims, or any of them, may then be contingent or unmatured and without regard to the availability or adequacy of other collateral. The Guarantor also grants to the Lessor (and the other Meditrust Entities) a security interest in all of the Guarantor's deposits, securities and other property at any time and from time to time, in the possession of the Lessor (or any of the other Meditrust Entities) and, upon the occurrence of any Lease Default, the Lessor and the other Meditrust Entities may exercise all rights and remedies of a secured party under the Massachusetts Uniform Commercial Code. The Lessor and the other Meditrust Entities shall have no duty to take steps to preserve rights against prior parties as to such securities or other property.

      The Guarantor hereby agrees that all collateral now or hereafter granted as security for any indebtedness of the Guarantor to the Lessor and/or the other Meditrust Entities shall be deemed to be additional collateral securing the Obligations.

      10. Waivers. The Guarantor waives presentment for payment, demand, protest, notice of nonpayment, notice of dishonor, protest of any dishonor, suretyship defenses, notice of protest and protest of the Lease Documents and, and all other notices in connection with (a) the delivery or the acceptance of the Lease Documents and any reliance thereon and/or (b) the performance, default (except notice of default as specifically elsewhere required under any of the Lease Documents) or enforcement of any obligation under the Lease Documents, and agrees that its liability shall be unconditional without regard to the liability of any other party and shall not be in any manner affected by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Lessor; and the Guarantor consents to any and all extensions of time, renewals, waivers or modifications that may be granted or consented to by the Lessor with respect to the payment or performance of any obligations under the Lease Documents and to the release of the Collateral (or any part thereof), with or without substitution, and agrees that additional makers, endorsers, guarantors or sureties may become parties to the Lease Documents without notice to the Guarantor or affecting the liability of the Guarantor hereunder or under any of the other Lease Documents to which the Guarantor is a party.

      11. Indemnification. Except with respect to the gross negligence or willful misconduct of the Lessor or any of the other Indemnified Parties, as to which no indemnity is provided, the Guarantor hereby agrees to defend with counsel acceptable to the Lessor, indemnify and hold harmless the Lessor and each of the other Indemnified Parties from and against all damages, losses, claims, liabilities, obligations, penalties, causes of action, costs and expenses (including, without limitation, attorneys' fees, court costs and other expenses of litigation) suffered by, or claimed or asserted against, the Lessor or any of the other Indemnified Parties, directly or indirectly, based on, arising out of or resulting from (a) the use and occupancy of the Leased Property or any business conducted therein, (b) any act, fault, omission to act or misconduct by (i) any member of the Leasing Group, (ii) any Affiliate of the Lessee or (iii) any employee, agent, licensee, business invitee, guest, customer, contractor or sublessee of any of the foregoing parties, relating to, directly or indirectly, the Leased Property, (c) any accident, injury or damage whatsoever caused to any Person, including, without limitation, any claim of malpractice, or to the property of any Person in or about the Leased Property or outside of the Leased Property where such accident, injury or damage results or is claimed to have resulted from any act, fault, omission to act or misconduct by any member of the Leasing Group or any Affiliate of the Lessee or any employee, agent, licensee, contractor or sublessee of any of the foregoing parties, (d) any Lease Default (including, without limitation, the failure of the Lessee to pay the Reimbursement Amount to the Lessor), (e) any claim brought or threatened against any of the Indemnified Parties by any member of the Leasing Group or by any other Person on account of (i) the Lessor's relationship with any member of the Leasing Group pertaining in any way to the Leased Property and/or the transaction evidenced by the Lease Documents and/or (ii) the Lessor's negotiation of, entering into and/or performing any of its obligations and/or exercising any of its right and remedies under any of the Lease Documents, (f) any attempt by any member of the Leasing Group or any Affiliate of the Lessee to transfer or relocate any of the Permits to any location other than the Leased Property and/or (g) the enforcement of this indemnity. Any amounts which become payable by the Guarantor under this Section 11 shall be a demand obligation of the Guarantor to the Lessor. The indemnity provided for in this Section 11 shall survive any termination of this Guaranty.

      12. Notices. Any notice, request, demand, statement or consent made hereunder shall be in writing and shall be deemed duly given if personally delivered, sent by certified mail, return receipt requested, or sent by a nationally recognized commercial overnight delivery service with provisions for a receipt, postage or delivery charges prepaid, and shall be deemed given when postmarked or placed in the possession of such mail or delivery service and addressed as follows:

If to the Guarantor:          Balanced Care Corporation
                        1215 Manor Drive
                        Mechanicsburg, Pennsylvania  17055
                        Attn:  President

With copies to:               Balanced Care Corporation
                        1215 Manor Drive
                        Mechanicsburg, Pennsylvania  17055
                        Attn:  General Counsel

                        Kirkpatrick & Lockhart
                        Henry W. Oliver Building
                        535 Smithfield Street
                        Pittsburgh, Pennsylvania  15222-2312
                        Attn:  Steven Adelkoff, Esq.

If to the Lessor:             Meditrust Acquisition Company II LLC
                        197 First Avenue
                        Needham Heights, Massachusetts  02494
                        Attn:  President

With copies to:               Meditrust Acquisition Company II LLC
                        197 First Avenue
                        Needham Heights, Massachusetts  02494
                        Attn:  General Counsel

                        Nutter, McClennen & Fish, LLP
                        One International Place

                        Boston, Massachusetts  02110-2699
                        Attn:  Marianne Ajemian, Esq.

or at such other place as any of the parties hereto may from time to time hereafter designate to the others in writing. Any notice given to the Guarantor by the Lessor at any time shall not imply that such notice or any further or similar notice was or is required.

      13. Governing Law. This Guaranty shall be construed, and the rights and obligations of the Lessor and the Guarantor shall be determined, in accordance with the laws of the Commonwealth of Massachusetts.

      The Guarantor hereby consents to personal jurisdiction in the courts of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts as well as to the jurisdiction of all courts from which an appeal may be taken from the aforesaid courts, for the purpose of any suit, action or other proceeding arising out of or with respect to any of the Lease Documents, the negotiation and/or consummation of the transactions evidenced by the Lease Documents, the Lessor's relationship of any member of the Leasing Group in connection with the transactions evidenced by the Lease Documents and/or the performance of any obligation or the exercise of any remedy under any of the Lease Documents and expressly waives any and all objections the Guarantor may have as to venue in any of such courts.

      14. General Provisions; Rules of Construction. The provisions set forth in Article 23 and Sections 2.2, 11.5.4, 16.8 through 16.10, 17.2, 24.2 through
24.10 and 24.12 of the Lease are hereby incorporated herein by reference, mutatis, mutandis and shall be applicable to this Guaranty as if set forth in full herein.

                [REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]


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
      IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as an instrument under seal as of the 14th day of March, 2002.

WITNESS:                      GUARANTOR:

                              BALANCED CARE CORPORATION, a Delaware
                              corporation


/s/Jaynelle D. Covert         By:/s/Robin L. Barber (SEAL)
Name: Jaynelle D. Covert           Name: Robin L. Barber
                                   Title: Senior Vice President,
                                   Legal Counsel and Assistant
                                   Secretary


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